Exhibit 99.7

PROSPECT GLOBAL RESOURCES INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable rights (the “Rights”) to purchase “Units,” of which each “Unit” shall consist of one share of common stock, par value $0.001 per share (the “Common Stock”), of Prospect Global Resources Inc. (“Prospect “) and one-half warrant to purchase a share of Common Stock .pursuant to the rights offering described and provided for in the prospectus supplement dated May 22, 2013 and the accompanying prospectus (collectively, the “Prospectus”), hereby certifies to Prospect and Corporate Stock Transfer, Inc., as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights (as defined in the Prospectus) specified below, and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-subscription Right (as defined in the Prospectus), the number of Units specified below pursuant to the Over-subscription Right, listing separately below each such exercised Right and the corresponding Over-subscription Right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to invest in Units pursuant to the Over-subscription Right, each such beneficial owner’s Rights have been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised (which must be equal to 0.751 times the number of shares of Common Stock Owned on the Record Date relating to the rights offering)	Number of Units Subscribed For Pursuant to Over- subscription Right
1.
2.
3.
4.
5.
6.
7.
8.
9.

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

[NAME OF NOMINEE]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)